Exhibit 99.1

Reata’s bardoxolone methyl DEMONSTRATED improved kidney function in patients with alport syndrome in ONGOING phase 2 portion of Phase 2/3 cardinal Study

Screening of patients in Phase 3 portion of Cardinal underway

Planning to initiate additional rare chronic kidney disease programs

Conference Call with management scheduled today at 8:30am ET

IRVING, Texas, July 24, 2017 – Reata Pharmaceuticals Inc. (NASDAQ:RETA) (“Reata” or “the Company”) today reported initial data from the ongoing open-label Phase 2 portion of CARDINAL, a Phase 2/3 trial evaluating bardoxolone methyl (“bardoxolone”) in patients with chronic kidney disease (“CKD”) caused by Alport syndrome. Based upon these data, the Company has initiated screening in the Phase 3 portion of the trial and is planning to launch additional Phase 2 studies in rare renal diseases during the first half of 2018.

The Phase 2 portion of the trial enrolled 30 patients, and all patients remain on study.  The available data demonstrate that bardoxolone significantly improved kidney function in Alport syndrome patients as measured by estimated glomerular filtration rate (“eGFR”). From a mean baseline eGFR of 54.7 mL/min/1.73 m2, available data showed a mean improvement of 6.9 mL/min/1.73 m2 at Week 4 (n=19; p<0.0005), increasing to 12.7 mL/min/1.73 m2 at Week 12 (n=8; p<0.00005).  Over 80% of patients demonstrated a clinically meaningful improvement in eGFR of at least 3.0 mL/min/1.73 m2 by Week 8, and the 95% confidence interval at Week 12 was 7.9 mL/min/1.73 m2 to 17.5 mL/min/1.73 m2.  The observed treatment effect surpasses the threshold of 3.0 mL/min/1.73 m2 that was the minimum effect size necessary to proceed to the Phase 3 portion of the trial.  No serious adverse events have been reported in the trial, and reported adverse events have generally been mild to moderate in intensity.  The independent data monitoring committee reviewed all available safety data and voted to recommend opening the Phase 3 portion of the trial.

“The ongoing Phase 2 portion of CARDINAL demonstrated clear improvements in renal function that are large in magnitude, occur in a high percentage of patients, and are highly statistically significant,” said Colin Meyer, M.D., Chief Medical Officer of Reata.  “These results exceeded our expectations and bring us one step closer to the prospect of bardoxolone becoming the first effective treatment for this severe and life-threatening disease.  We are eager to study bardoxolone in additional, rare renal diseases driven by inflammatory processes that bardoxolone addresses.”

“The Alport Syndrome Foundation has worked for 10 years to encourage the development of therapies that will delay or prevent the need for dialysis and transplantation in patients with Alport syndrome, and we are encouraged to see this trial move forward and hope this will bring us closer to achieving our vision, to conquer Alport syndrome,” said Gina Parziale, Executive Director of the Alport Syndrome Foundation.  “As there are no FDA-approved therapies to treat Alport syndrome, we are grateful to Reata for addressing this need and for engaging us in the process to ensure the patient perspective is incorporated.”

CONFERENCE CALL INFORMATION

Time:	8:30AM ET
Audience Dial-in (toll-free):	(844) 348-3946
Audience Dial-in (international):	(213) 358-0892
Passcode:	59143438
Webcast Link:	https://edge.media-server.com/m6/p/6frccxcz

About the CARDINAL Clinical Study Design

CARDINAL is an international, multi-center Phase 2/3 study enrolling patients from 12 to 60 years old with a confirmed genetic or histological diagnosis of Alport syndrome.  Patients must have baseline eGFR values between 30 to 90 mL/min/1.73 m2 and must be receiving stable renin-angiotensin-aldosterone system blockade unless contraindicated. The Phase 2 portion of CARDINAL is open-label and enrolled 30 patients. The primary endpoint of the Phase 2 portion of the study is the eGFR change from baseline at 12 weeks. Final data from the Phase 2 CARDINAL trial will be available in 2H17.

The Phase 3 portion of CARDINAL is designed to support regulatory approval of bardoxolone for the treatment of Alport syndrome.  It will be double-blind, placebo-controlled, and will randomize approximately 150 patients on a 1:1 basis to once-daily, oral bardoxolone or placebo.  The eGFR change will be measured after 48 weeks while the patient is on treatment (“on-treatment eGFR”) and again after 52 weeks after the patient has stopped taking the study drug for a four-week withdrawal period (“retained eGFR”).  Based on guidance from the United States Food and Drug Administration (the “FDA”), the year one retained eGFR benefit data may support accelerated approval under subpart H.  After withdrawal, patients will be restarted on study drug with their original treatment assignments and will continue on study for a second year.  The second year on-treatment eGFR change will be measured after 100 weeks and the retained eGFR benefit will be measured after withdrawal of drug for four weeks at week 104.  Based upon guidance from the FDA, the year two retained eGFR benefit data may support full approval.

The Phase 3 primary efficacy endpoint is the on-treatment eGFR change from baseline in bardoxolone-treated patients relative to placebo at Week 48.  The on-treatment eGFR change is designed to measure the full, treatment-related eGFR benefit of bardoxolone in Alport syndrome patients.  The Phase 3 portion of the trial has 80% statistical power to detect a placebo-corrected, on-treatment eGFR improvement of 3.1 mL/min/1.73 m2.  The key secondary endpoint of the Phase 3 portion of the trial is the change from baseline in retained eGFR benefit after one year of treatment.  The retained eGFR analysis is designed to demonstrate that bardoxolone has disease-modifying activity in Alport syndrome patients.  The Phase 3 portion of the trial is statistically powered to detect a placebo-corrected, retained eGFR benefit of 2.2 mL/min/1.73 m2.  As a result of the observed eGFR effect, standard deviation, and intra-patient eGFR correlations in the Phase 2 study, the sample size of the Phase 3 study has been adjusted from 180 patients to 150 patients.  The Company expects data from the Week 48 and Week 52 analyses during 2H19.

About Alport Syndrome

Alport syndrome is a rare, genetic disease that causes CKD.  Alport Syndrome is caused by mutations in the genes encoding type IV collagen, which is a major structural component of the glomerular basement membrane (“GBM”) in the kidney. The abnormal expression of type IV collagen causes loss of GBM integrity, abnormal leakage of proteins through the GBM, and excessive reabsorption of protein in the proximal tubules of the kidney. Like other forms of CKD, excessive reabsorption of protein in the tubules induces oxidative stress, chronic inflammation, and renal interstitial inflammation and fibrosis.

Alport syndrome affects approximately 12,000 people in the United States and approximately 40,000 people globally. Almost all patients with Alport syndrome develop end-stage renal disease, and approximately 50% of male patients require dialysis or kidney transplant by the age of 25. There are currently no approved therapies to treat Alport syndrome.

Update on other Company Programs

The Company is currently executing a number of Phase 2 and Phase 3 clinical trials with its lead molecules, bardoxolone and omaveloxolone.  In addition, a new molecule, RTA 901, is being tested in a first-in-human Phase 1 trial.  The chart below summarizes the status of all of the Company’s programs.

	Indication	Product Candidate	Next Milestone	Anticipated Timing
Lead Programs	Alport syndrome	Bard	P3 initiation	2H17
	Friedreich’s ataxia	Omav	Phase 2, Part 2 initiation	2H17
	CTD-PAH	Bard	P3 data	2H18
	Mitochondrial myopathies	Omav	Phase 2, Part 1 data	2H17
Earlier Stage Programs	Rare Renal Diseases	Bard	P2 initiation	1H18
	Pulmonary Hypertension (ILD)	Bard	P2 data	2H17
	Melanoma	Omav	P1b data	2H17
	Orphan Neurological Indications	RTA 901	P1 data	2H17

About Bardoxolone Methyl

Bardoxolone is an experimental, oral, once-daily activator of Nrf2, a transcription factor that induces molecular pathways that promote the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling. The FDA has granted orphan designation to bardoxolone for the treatment of Alport syndrome.  Bardoxolone is also currently being studied in CATALYST, a Phase 3 study for the treatment of connective tissue disease associated pulmonary arterial hypertension.

About Reata Pharmaceuticals, Inc.

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation. Reata’s two most advanced clinical candidates, bardoxolone methyl and omaveloxolone, target the important transcription factor Nrf2 that promotes the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop and commercialize our product candidates, and our ability to obtain and retain regulatory approval of our product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans” and “expects.” Forward-looking statements are based on Reata’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (iv) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, under the caption “Risk Factors.” The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Corporate:
Reata Pharmaceuticals, Inc.

(972) 865-2219

info@reatapharma.com

http://news.reatapharma.com

Investor:

Vinny Jindal

Vice President, Strategy

(855) 55-REATA

ir@reatapharma.com

Media:

Matt Middleman, M.D.

LifeSci Public Relations

(646) 627-8384

matt.middleman@lifescipublicrelations.com

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